EXHIBIT 7

                EMBRYO DEVELOPMENT CORPORATION

                    STOCK OPTION AGREEMENT


          AGREEMENT, made as of the 17th day of June 1998, by and between Embryo Development Corporation (herein after called the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 750 Lexington Avenue, New York, New York, and Andrew Fabrikant (hereinafter called "Optionee").


               W  I  T  N  E  S  S  E  T  H  :

          WHEREAS, the Corporation has adopted an Incentive Stock Option Plan which provides for grants of options to purchase common stock of the Corporation; and

          WHEREAS, Optionee is presently a director or employed by the Corporation or one of its subsidiaries; and

          WHEREAS, the Corporation considers it desirable and in its best interest that Optionee be given an option to purchase common stock of the Corporation; and

          WHEREAS, the Board of Directors of the Corporation adopted a plan on March 31, 1995 by which the Optionee was granted an option described herein,

          NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:


     1. This Agreement recites all the terms and conditions of the option granted to Optionee by the Corporation pursuant to the Corporation's Incentive Stock Option Plan (the "Plan") adopted on March 31, 1995.

     2. The total number of shares with respect to which options may be granted under the Incentive Option Plan is 2,000,000. No option may be granted under the Incentive Option Plan after March 15, 2005.

     3. Pursuant to the terms and conditions of the Plan, the Corporation grants to Optionee an option (the "Option") to purchase 250,000 shares (the
 "Option Shares") of its common stock, par value $0.0001 per share, at a price of $0.0938 per share in the manner and subject to the provisions hereinafter provided.

     4. Subject to earlier termination as hereafter provided, the Option shall terminate in all respects at, and no exercise as to any shares covered by the Option shall be honored after the close of business ten years after its grant ("Expiration Date"). Furthermore, the Option of shareholders owning 10% or more of the Company's voting power, shall terminate in all respects at, and no exercise as to any shares covered by the Option shall be honored after the close of business five years after its grant.

     5. The Option is exercisable during the lifetime of the Optionee only by the Optionee, and, subject to the provisions of Paragraph 6 hereof, only if (i) at the time of any and every exercise of the Option Optionee is an employee or director of an Employer Corporation and (ii) Optionee shall have been in the continuous employ of an Employer Corporation from the date of the Agreement to the date of exercise. As used herein, "Employer Corporation" shall mean any of the Corporation or a "Subsidiary Corporation", as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and any successor statutory provision.

     6. (a) The aggregate fair market value (determined at the time the options are granted) of common stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by Optionee under the Plan or any other plan of Optionee's Employer Corporation or its parent and subsidiary corporations ( as defined in Section 424 of the Code), shall not exceed $ 100,000.00 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the options are granted) in any calendar year.

          (b) If Optionee disposes of common stock acquired upon the exercise of Options by sale or exchange either (a) within two years after the date of grant of the Options under which the common stock was acquired or (b) within one year after the acquisition of such shares, Optionee shall notify the Corporation of such disposition and of the amount realized upon such disposition.

     7. (a) If Optionee shall cease to be employed by an Employer Corporation by reason of death or any other reason other than voluntarily quitting, discharge for cause or permanent and total disability as defined in
Section 22(e)(3) of the Code ("Disability"), as determined by the administrator of the Plan, the Optionee or his duly appointed guardian or other legal representative ("Legal Representative"), as the case may be, may, but only within the three months next succeeding such cessation of employ-ment, exercise the Option to the extent that the Optionee would have been entitled to do so on the date of such cessation of his employment. If Optionee voluntarily quits or is discharged for cause, the Option shall terminate on the date of cessation of employment. In no event shall the Option be exercisable after the Expiration Date specified in Paragraph 3 hereof.

          (b) If Optionee shall cease to be employed by an Employer Corporation by reason of a Disability, the Option shall be exercisable by Optionee or Optionee's Legal Representative, to the extent that Optionee would have been entitled to do so on the date of such cessation of employment, but only within one year following such cessation of employment due to said Disability. In no event shall the Option be exercisable after the Expiration Date specified in Paragraph 3 hereof.

     8. (a) Any exercise of the Option shall be made by the delivery by Optionee (or his Legal Representative) to the Corporation at its principal office at 750 Lexington Avenue, New York, New York, or such other place as the Corporation may designate, of (i) written notice of such exercise stating the number of shares with respect to which the Option is being exercised,
(ii) payment of the purchase price for such number of shares by cash, shares of Common Stock, or promissory notes secured by assets including the shares to be received on the exercise of the options, and (iii) a written certificate of Optionee (or his Legal Representative) in form and substance reasonably acceptable to the Corporation, to the effect that he will not dispose of such shares in violation of the Securities Act of 1933, as amended, or the rules of the stock exchanged upon which the shares of common stock of the Corporation are listed; provided, however, if the Plan and the options granted thereunder and the issuance of shares upon exercise of options is registered under the Securities Act of 1933, as amended, Optionee (or his Legal Representative) need not furnish the certification described in clause
(iii) of this sentence. Promptly after receipt of the foregoing, the Corporation shall cause to be delivered to Optionee (or his Legal Representative) stock certificates evidencing the number of shares as to which the Option has then been exercised. Such certificates may contain such legend reflecting any restrictions upon the transfer of the shares evidenced thereby as in the opinion of counsel to the Corporation may be necessary to the lawful and proper issuance of the certificate.

          (b) Notwithstanding anything to the contrary herein contained, the Corporation, in its discretion, may postpone the issuance and delivery of the certificates for the shares issuable upon any exercise of the Option until the completion of any stock exchange listing, or registration or other qualification thereof under any state or federal law, rule or regulation which the Corporation may deem necessary or appropriate; and may require the person exercising an Option to make such representations and furnish such information as it may deem appropriate in connection with the issuance of the shares in compliance with applicable law or sound corporate practice. A registration statement registering the shares issuable upon exercise of Options under the Securities Act of 1933 may be in effect from time to time, but the Corporation shall have no obligation to file or keep effective any such registration statement.

     9. Neither Optionee nor his Legal Representative shall have any of the rights of a shareholder of the Corporation with respect to the shares of common stock issuable upon the exercise of the Option, except to the extent that one or more certificates for such shares shall have been issued upon the due exercise of the Option.

     10. The Option shall not be assigned, pledged or hypothecated in any way, shall not be subject to execution, and is not transferable by Optionee otherwise than by will or the laws of descent and distribution. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall by null and void.

     11. If any change is made in the shares subject to the Option by reason of a stock dividend, stock split, recapitalization, merger, consolidation, sale or exchange of assets or other change in the shares of common stock of the Corporation at the time outstanding, the Board of Directors of the Corporation may take such action as it determines to be appropriate to adjust the kind and number of shares and price per share or both of the shares of common stock subject to this Option if and to the extent determined to be appropriate by the Board of Directors, whose determination shall be conclusive.

     12. Except in connection with any event described in Paragraph 10b as to which the Board of Directors has determined to make an appropriate adjustment as provided in paragraph 10, upon the complete liquidation of the Corporation, the Option shall be deemed cancelled to the extent not exercised. In the event of the complete liquidation of any Employer Corporation (Other than the Corporation) employing Optionee, or in the event such Corporation ceases to be an Employer Corporation, the Option shall be deemed cancelled to the extent not exercised unless Optionee shall become employed by another
Employer Corporation (including the Corporation) concurrently with such event.

     13. The Option granted hereby shall not impose any obligation on any Employer Corporation to continue the employment of Optionee.

     14. The Corporation may require a payment by Optionee to cover applicable withholding for income and employment taxes in the event of the exercise of an Option.

     15. This Agreement is made under the provisions of the Corporation's Incentive Stock Option Plan and all of the provisions of the Plan are also provisions of this agreement. If there is a difference between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

     16. The Plan may be terminated or amended at any time by the Board of Directors, except that, without stockholder approval, the Plan may not be amended to increase the number of shares subject to the Plan, change the class of persons eligible to receive options or materially increase the benefits of participants.

     17. The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of New
York and the General Corporation Law of Delaware.

     18. The pronouns used herein and the words Optionee and Legal Representative and the pronouns therefor, shall be construed as masculine, feminine or neuter, and in the singular or plural, as the sense requires.






 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above set forth.



                    EMBRYO DEVELOPMENT CORPORATION

                         By:  /s/ Matthew Harriton
                         -----------------------------

                         Matthew Harriton, CEO


                         By:  /s/ Andrew Frabrikant
                         -----------------------------

                         Andrew Frabrikant, Optionee